EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, US$0.00005 par value per share, of GDS Holdings Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2017.

William Wei Huang

/s/ William Wei Huang
William Wei Huang

SOLUTION LEISURE INVESTMENT LIMITED

By:	/s/ William Wei Huang
Name:	William Wei Huang
Title:	Director

EDC GROUP LIMITED

By:	/s/ William Wei Huang
Name:	William Wei Huang
Title:	Director